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                                                                   Exhibit 23.11

                   CONSENT OF INTERNATIONAL DATA CORPORATION

We consent to Global Imaging Systems, Inc.'s use of data provided by us regarding the size of the network consulting and integration services and network management services market (as set forth on the attached page) in its registration statement to register senior subordinated notes due 2007, and in any related prospectus.


                                          By:  International Data Corporation
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City, State:      Framingham, MA          Signature:    /s/ Michael Melenovsky
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Date:       February 26, 1999             Name:           Michael Melenovsky
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